As filed with the Securities and Exchange Commission on September 11, 2026

File No. – 333-XXXXX

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1311	47-1963189
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3859 S Valley View Blvd, Ste 2 #107

Las Vegas, Nevada 8910 3

(888) 397-9114

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jarmin Kaltsas

Chief Executive Officer Barrel Energy, Inc.

3859 S Valley View Blvd, Ste 2 #107 Las Vegas, Nevada 89103

(888) 397-9114

jarmin@mainestandardbiofuels.com

(Name, address, including zip code, and telephone number , including area code, of agent for service)

Copies to:

Frank J Hariton, Esq

1065 Dobbs Ferry Road

White Plains, NY 10607

(914) 649-7669

hariton@sprynet.com

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

The registrant is a smaller reporting company and is not an emerging growth company based on its most recent Exchange Act filings. Counsel should reconfirm all cover-page filer-status boxes immediately before filing.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Propose maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	- shares	-	$5,000,000	$690.50

(1)	Based on the closing price of the common stock on the OTCID market and Securities Act Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED September 11, 2026

PRELIMINARY PROSPECTUS BARREL ENERGY, INC.

63,959,064 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, by Coventry Enterprises, LLC, or its pe1mitted transferees or assigns (the "Selling Stockholder"), of up to 63,959,064 shares of our common stock, par value $0.001 per share, that have been issued or may become issuable to the Selling Stockholder pursuant to financing transactions entered into in July 2026. The shares covered by this prospectus are being registered pursuant to the Registration Rights Agreement between us and the Selling Stockholder.

We are not selling any securities under this prospectus and will not receive any proceeds from the resale of shares by the Selling Stockholder. We may, however, receive proceeds from sales of common stock to Coventry Enterprises, LLC under the Common Stock Purchase Agreement and nominal exercise proceeds if the Pre-Funded Warrant is exercised for cash rather than on a cashless basis. Any proceeds received by us under those agreements are separate from the proceeds of resales by the Selling Stockholder.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our common stock by the Selling Stockholder and any discounts, commissions, or concessions received by the Selling Stockholder are deemed to be underwriting discounts and commissions under the Securities Act.

We will pay the expenses of registering the shares of Common Stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder. The Selling Stockholder may sell our shares of Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholder may sell shares will be determined by the prevailing market price for our Common Stock or in negotiated transactions.

Our common stock is quoted on the OTC Markets under the symbol "BRLL." The market for our common stock has historically been limited and may be highly volatile. The closing price of our common stock on the last business day preceding the date of this prospectus was $0.XX.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________,2026.

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ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto, or to which we have referred you, before making your investment decision. Neither we, nor the selling stockholder named herein (the “Selling Stockholder”), nor any financial advisor engaged by us or the Selling Stockholder in connection with this offering, have authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus.

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The Selling Stockholder is not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus applicable to that jurisdiction.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement having a later date, the statement in the prospectus supplement having the later date modifies or supersedes the earlier statement.

If required, each time the Selling Stockholder offers shares of Common Stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholder to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

Unless the context otherwise requires, the terms “BRRL,” “the Company,” “we,” “us” and “our” refer to Barrel Energy, Inc.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information set forth under the headings “Risk Factors” as included elsewhere in this prospectus and our financial statements and the related notes and the section entitled

Our Company

Barrel Energy, Inc. is a Nevada corporation. Our common stock is quoted under the symbol BRLL. Our current operating focus, as reflected in our Exchange Act filings, is environmental services, renewable energy and waste-to-value activities. In March 2025, Happy Traps, LLC became our operating subsidiary through a reverse-merger transaction. Happy Traps provides grease-trap pumping, cleaning and maintenance services, eco-friendly cleaning products, pressure-washing services, and used cooking oil collection and recycling services for the restaurant industry, primarily from its operations in Maine. We recently developed an energy drink and plan to commence operations in the beverage and nutrition industry.

Corporate Information

Our principal executive offices are located at 3859 S Valley View Blvd, Ste 2 #107, Las Vegas, Nevada 89103. Our telephone number is (888) 397-9114. Our CIK is 001631463 and our Exchange Act file number is 000-56001

THE COVENTRY FINANCING

On July 29, 2026, we entered into a Note Purchase Agreement and a Common Stock Purchase Agreement with Coventry Enterprises, LLC, a Delaware limited liability company. In connection with those agreements, we also issued a promissory note, granted a pre-funded common stock purchase warrant, entered into a Registration Rights Agreement and delivered irrevocable Transfer Agent Instructions. Funding of the Note financing occurred on August 5, 2026.

Note Financing

The Note has an original principal amount of $ 150,000 and was sold for $135,000, reflecting a $ 15,000 original issue discount. After payment of$ I0,000 of the Investor's legal expenses from the gross proceeds, the Company received net cash proceeds of $125,000. The Note provides for $15,000 of guaranteed interest and is payable in twelve monthly installments of $13,750 beginning September 1, 2026 through August 1, 2027, subject to earlier payment or acceleration. The Note is convertible only following an Event of Default, and its default and conversion provisions could result in additional issuances of common stock.

Commitment Securities and Pre-Funded Warrant

Under the Note Purchase Agreement, we issued Coventry 44,860,348 shares of common stock and granted a Pre-Funded Warrant to purchase up to 5,139,652 shares of common stock. Together, those securities represent 50,000,000 shares of common stock on an as-issued/underlying-share basis. The Note Purchase Agreement also requires a reserve of 13,636,364 shares for potential conversion of the Note. Separately, Section I0.3 of the Common Stock Purchase Agreement provides for 5,000,000 additional commitment shares.

Equity Purchase Facility

Under the Common Stock Purchase Agreement, Coventry committed, subject to the terms and conditions of that agreement, to purchase from time to time at our election up to $5,000,000 of our common stock during the 36-month period following the initial effectiveness of the registration statement. The Securities Purchase Agreement is what is commonly called an Equity Line of Credit Agreement and will be referred to herein as the “ELOC”. Because the number of shares required to fund the full $5,000,000 depends on future market prices, the 90,000,000-s hare allocation may not be sufficient to fund the entire facility if the applicable purchase price declines materially. Under Security and Exchange Commission regulations we are only able to register 35% of our float of 922,000 shares or 322,700 shares of common stock and we are likely to need multiple registration statements to realize the $5,000,000 provided for in the ELOC.

Registration Rights

The Registration Rights Agreement requires us to file an initial registration statement covering the maximum number of Registrable Securities permitted under applicable SEC rules and interpretations. The contractual priority is: (i) Commitment Stock, (ii) Conversion Shares, (iii) shares underlying the Pre-Funded Warrants, (iv) Drawdown Notice Shares, and (v) Drawdown Notice True-Up Shares. Based on those categories and the executed transfer -agent reserve, this draft registers 153,636,364 shares: 44,860,348 shares of Commitment Stock, 13,636,364 potential Note conversion shares, 5,139,652 Pre- Funded Warrant shares, the ELOC shares.

SECURITIES BEING REGISTERED

63,959,054 shares to be issued to Coventry Enterprises LLC as set forth above.

Common Stock outstanding before the Offering	911,004,970
Common Stock Outstanding after the Offering	974,964,024

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Smaller Reporting Company

We are a smaller reporting company as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the prior December 31, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior December 31.

RISK FACTORS

An investment in our common stock involves a high degree of risk and is only suitable for those who could afford to lose their entire investment. In addition to the other information in this prospectus, prospective investors should carefully consider the following risks. The risk factors below are a drafting framework and must be updated for all material developments through the filing date.

We have limited liquidity and there is substantial doubt about our ability to continue as a going concern.

Our June 30, 2026 we had cash on hand of $21,989 and our auditors have expressed substantial doubt regarding our ability to continue as a going concern unless external funding is obtained. Failure to obtain sufficient financing or generate adequate operating cash flow could require us to curtail or terminate operations.

The Coventry financing may result in substantial dilution.

Shares may be issued upon drawdowns under the equity purchase facility, exercise of the Pre-Funded Warrant, conversion of the Note following an Event of Default, and adjustment or true-up provisions. Because the number of shares issuable in certain circumstances depends on future market prices, the ultimate dilution cannot presently be dete1mined.

The variable-price features of the financing may place downward pressure on our stock price.

The ELOC and Note use market-price-based formulas. If our market price declines, more shares may be required to raise a given amount of capital or satisfy an obligation, potentially increasing dilution and creating additional selling pressure.

Coventry may sell a significant number of shares into the public market.

Our current market float is less than one million shares. Accordingly additional sales by Coventry may be on a scale that our current limited market can absorb with and may cause a substantial decrease in our share price.

Our common stock is thinly traded and may be highly volatile.

Our common stock is quoted on the OTC Markets and historically has had limited and sporadic trading. Investors may be unable to sell shares at desired prices or at all, and relatively small transactions may ca use substantial price movements.

Our operations depend on a small operating business and key personnel.

Our current operating activities are concentrated in Happy Traps and depend on management and a small workforce. Loss of key personnel, service interruptions, equipment failures or inability to scale operations could materially affect results.

We operate in regulated environmental and waste management markets.

Our grease-trap, wastewater, waste handling and recycling activities are subject to federal, state and local requirements. Noncompliance, changes in law, permitting issues or enforcement actions could increase costs or restrict operations.

Future acquisitions and expansion may not succeed.

Our strategy contemplates geographic expansion and strategic acquisitions. We may be unable to identify, finance, integrate or profitably operate acquired businesses, and acquisitions may require additional debt or equity financing.

Our outstanding preferred stock and corporate governance provisions concentrate voting power .

Our preferred stock carries enhanced voting rights and results in our present directors having control of the Company. Further issuances of preferred stock may ensure that such control continues and dilute the power of our common stock’s holders.

Our internal controls and public-company compliance requirements may strain our resources.

As a smaller reporting company with limited personnel and resources, maintaining effective disclosure controls, internal control over financial reporting and timely SEC compliance may be difficult and costly.

We rely heavily on our CEO.

Our current operations are heavily dependent on the efforts of our CEO and we do not have an employment agreement with him or maintain key man life insurance on him. The loss of his services could severely adversely affect our operations.

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Our Industry is competitive and there are relatively low barriers to entry.

We face established companies with greater resources as we attempt to expand our business. In addition, our trap servicing business is not so capital intensive that we might face continual competition from new entrants.

Penny stock rules may limit liquidity.

The U.S. Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share that is not traded on a national securities exchange or that has an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers that sell these securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction before the purchase. Further, if the price of the stock is below $5.00 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange, sales of that stock in the secondary trading market are subject to certain additional rules promulgated by the U.S. Securities and Exchange Commission. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. These rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale. In all likelihood our common stock will be considered a penny stock for the foreseeable future.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our Board of Directors.

CAUTIONARY NOTE REGARDINGFORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable federal securities laws. Words such as " may," "will," "expect," "anticipate," "intend," " plan," "believe," "estimate," "continue," "could," "should," "would," and similar expressions identify forward-looking statements. These statements are based on current expectations and involve risks and uncertainties. Actual results may differ materially. We undertake no obligation to update forward-looking statements except as required by law.

USE OF PROCEEDS

All shares covered by this prospectus are being registered for resale by the Selling Stockholder. We will not receive any proceeds from the resale of those shares. We may receive proceeds when we sell shares directly to Coventry under the ELOC. We may also receive nominal exercise proceeds if the Pre-Funded Warrant is exercised for cash. We currently expect to use proceeds received by us under the financing for expansion of operations, marketing and promotional activities, business development and general working capital, subject to the Transaction Documents and our Board's allocation of capital.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may offer and sell the shares from time to time at prevailing market prices, prices related to prevailing market prices, negotiated prices or other prices permitted by applicable law and the Plan of Distribution. We will not determine the resale price of shares sold by the Selling Stockholder.

DILUTION

Because we have a negative stockholders’ equity, the sale of our common stock to the Selling Stockholder pursuant to the ELOC, the conversion of the Note or the exercise of the Warrant will not have a dilutive impact on our stockholders.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCID Market under the symbol BRLL. Trading has historically been limited and sporadic and in recent months our market price has fluctuated between $0.10 and $o.50 without seeming reason. Our common stock is held by holders of record and the closing price on September 8, 2026 was $0.48.

M ANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Executive Overview

Barrel Energy, Inc. (the “Company,” “Barrel Energy,” “we,” “us,” or “our”) is a Nevada corporation whose common stock is publicly traded under the symbol BRLL on the OTCIQ Market maintained by OTC Markets Group. The Company operates in the environmental services, renewable energy, and waste-to-value sectors.

In March 2025, the Company completed a reverse merger transaction pursuant to which Happy Traps, LLC became a wholly owned operating subsidiary of Barrel Energy Inc. As a result of this transaction, Happy Traps represents the Company’s primary operating business. The information in this section should be read in conjunction with the financial information appearing elsewhere in this prospectus.

Operating Subsidiary – Happy Traps, LLC

Happy Traps, LLC (“Happy Traps”) is an environmentally focused grease trap service and waste management company headquartered at 51 Ingersoll Drive, Portland, Maine 04103. The Company provides grease trap pumping, cleaning, maintenance, and related services to restaurants and food service establishments, primarily in the greater Portland, Maine metropolitan area.

In addition to grease trap services, Happy Traps offers a proprietary line of eco-friendly cleaning products marketed under the Happy Traps Cleaners brand and provides used cooking oil collection and recycling services through a strategic partnership with Maine Standard Biofuels, Inc.

History of Happy Traps

Happy Traps was founded in 2016 by Jarmin Kaltsas, who has over 20 years of experience in the biodiesel, waste-to-energy and environmental services industries. The Company initially focused on grease trap pumping and maintenance services for restaurants and food service establishments in southern Maine.

Over time, Happy Traps expanded its operations to include proprietary eco-friendly cleaning products and used cooking oil recycling services. This evolution was driven by customer demand for bundled services and the Company’s commitment to sustainability and environmental responsibility.

In 2020, Kayla Tilton was appointed President, bringing regulatory and operational expertise gained from her prior work with the Maine Department of Environmental Protection and her leadership role at Maine Standard Biofuels. Under current leadership, Happy Traps has refined its operational efficiency, strengthened compliance capabilities and established the foundation for regional expansion.

In March 2025, Happy Traps completed a reverse merger with Barrel Energy, pursuant to which Barrel Energy acquired the Company. The transaction was structured to provide Happy Traps with access to additional capital, infrastructure and strategic resources to support regional expansion and integration into a broader renewable energy and waste-to-value platform. Following the transaction, Happy Traps continues to operate its business with existing management while aligning its growth strategy with Barrel Energy’s long-term objectives.

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In summary, management continues to position the company in a way to best benefit from worldwide economic conditions, trends, events, and demand for new technologies.

Liquidity and Capital Resources

At June 30, 2026, we had an accumulated deficit of $310,073. We recorded net income of $7,230 and $1,046 for the three- and six-months periods ended June 30, 2026 and net income of $33,868 and $50,727 for the same period in 2025, respectively. Based on these numbers there is substantial doubt that we can continue as a going concern unless we obtain external funding. Management plans to continue limited operations until we obtain additional funding to expand our operations.

Working capital was $28,690 as of June 30, 2026, compared to working capital of 50,818 as of December 31, 2025.

Cash used in operations totaled $7,544 during the six months ended June 30, 2026, compared to cash used in operations of $39,443 during the same period in 2025.

Cash used in investing activities was $25,500 for the six months period ended June 30, 2026 compared to zero for the same period in 2025. The Company purchased a service truck which is being depreciated over 60 months.

Cash received from financing activities was $3,085 from a note payable related party.

Management expects to continue to issue common stock to pay for the future development and needs. The purchasers and manner of issuance will be determined according to our financial needs and the available exemptions. We also note that if we issue more shares of our common stock our shareholders may experience dilution in the value per share of their common stock.

Results of Operations

The Company recorded revenue of $54,843 and $97,238 during the three- and six-months periods ended June 30, 2026 and $62,654 and $107,798 for the same periods in 2025. Cost of service recorded during the three and six months ended June 30, 2026 was $25,175 and $47,993 compared to $18,534 and $33,705 for the same periods in 2025, respectively.

Total expenses for the three- and six-months periods ended June 30, 2026 $22,438 and $48,199 compared to $10,252 and $23,366 for the same periods in 2025. The increased expenses incurred during the three and six months ended June 30, 2026 due mostly to the increase in general and administrative expenses along with increased bad debt expense.

The Company incurred net income of $7,230 and $1,046 in the three and six months periods ended June 30, 2026, compared to net income of $33,868 and $50,727 for the same periods in 2025. The higher net income in 2025 was due to lower cost of services plus higher sales versus the same period in 2026.

Revenue decreased for the three and six months ended June 30, 2026 compared to the same periods in 2025 primarily due to timing of jobs and the Company’s decision to stop servicing larger traps as a result of capacity constraints.

Off-Balance Sheet Arrangements

None

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COMMITTED EQUITY FINANCING

On August 5, 2026, we entered into the Securities Purchase Agreement with the Selling Stockholder (the “ELOC”). Pursuant to the ELOC, we have the right to sell to the Selling Stockholder up to $5,000,000 of shares of our common stock, subject to certain limitations and conditions set forth in the ELOC, from time to time during the term of the ELOC. Sales of common stock pursuant to the ELOC, and the timing of any sales, are at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the ELOC. In accordance with our obligations under the ELOC, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by the Selling Stockholder of up to 322,700 shares of common stock that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time under the ELOC.

We do not have the right to commence any sales of our common stock to the Selling Stockholder under the ELOC until the date on which all of the conditions to the Selling Stockholder’s purchase obligation set forth in the ELOC have been satisfied, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after such date, we will have the right, but not the obligation, from time to time, at our sole and exclusive discretion, for the 36-month period after the date of the ELOC, to direct the Selling Stockholder to purchase a specified amount of shares of common stock, not to exceed the greater of 200.0% of the average of the daily volume traded of the common stock on the ten consecutive trading days immediately preceding an Advance Notice, as described further below under the heading “—Advances and Payments of Common Stock Under the ELOC.”

We will control the timing and amount of any sales of common stock to the Selling Stockholder. Actual sales of shares of our common stock to the Selling Stockholder under the ELOC will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our company and its operations.

The net proceeds from sales, if any, under the ELOC, will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder.

The ELOC contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Advances of Common Stock Under the ELOC

Advances

We will have the right, but not the obligation, from time to time, at our sole and exclusive discretion, for the 36-month period after the date of the ELOC, to direct the Selling Stockholder to purchase up to a specified maximum amount of shares of common stock as set forth in the ELOC by delivering written notice to the Selling Stockholder (each, an “Advance Notice”) on any trading day (each, an “Advance Notice Date”), so long as:

•	the price to be paid for the shares of common stock that the Selling Stockholder is required to purchase in any single Advance under the ELOC is equal to either:

•	80.0% of the of the lowest daily sales price during regular trading hours as reported by Bloomberg L.P., for the twenty trading days commencing on the date of an Advance Notice; and

•	the applicable pricing period for all prior Advances has been completed and all shares of common stock subject to all prior Advances have been received by the Selling Stockholder (the “Advance Date”).

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Conditions to Each Advance

The Selling Stockholder’s obligation to accept Advance Notices that are timely delivered by us under the ELOC and to purchase shares of our common stock in Advances under the ELOC are subject to the satisfaction, at the applicable Advance Notice Date, of the conditions precedent thereto set forth in the ELOC, all of which are entirely outside of the Selling Stockholder’s control, which conditions include the following:

•	the accuracy in all material respects of our representations and warranties included in the ELOC;

•	there being an effective registration statement pursuant to which the Selling Stockholder is permitted to utilize the prospectus thereunder to resell all of the Advance Shares pursuant to such Advance Notice;

•	the sale and issuance of such Advance Shares being legally permitted by all laws and regulations to which we are subject;

•	no Material Outside Event (as such term is defined in the ELOC) shall have occurred and be continuing;

•	us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the ELOC to be performed, satisfied, or complied with by us;

•	no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the ELOC;

Termination of the ELOC

Unless earlier terminated as provided in the ELOC, the ELOC will terminate automatically on the earlier to occur of:

•	the 36-month anniversary of the date of the ELOC; and

•	the date on which the Selling Stockholder shall have purchased shares of common stock under the ELOC for an aggregate gross purchase price equal to $5,000,000.

We also have the right to terminate the ELOC at any time, at no cost or penalty, upon five trading days’ prior written notice to the Selling Stockholder; provided that there are no outstanding Advance Notices under which we are yet to issue common stock. We and the Selling Stockholder may also terminate the ELOC at any time by mutual written consent.

No Short-Selling by the Selling Stockholder

The Selling Stockholder has agreed that it and its affiliates will not engage in any short sales during the term of the ELOC and will not enter into any transaction that establishes a net short position with respect to the common stock. The ELOC stipulates that the Selling Stockholder may sell our common stock to be issued pursuant to an Advance Notice, following receipt of the Advance Notice, but prior to receiving such shares, and may sell other common stock acquired pursuant to the ELOC that the Selling Stockholder has continuously held from a prior date of acquisition.

Effect of Sales of Our Common Stock under the ELOC on Our Stockholders

All shares of common stock that may be issued or sold by us to the Selling Stockholder under the ELOC that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion over the term of the ELOC. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to the Selling Stockholder under the ELOC will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some, or none of the shares of our common stock that may be available for us to sell to the Selling Stockholder pursuant to the ELOC.

If and when we do elect to sell shares of our common stock to the Selling Stockholder pursuant to the ELOC, the Selling Stockholder may resell all, some, or none of such shares in its discretion and at different prices subject to the terms of the ELOC. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling

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Stockholder under the ELOC, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of common stock that we may elect to sell to the Selling Stockholder under the ELOC, if any, will fluctuate based on the market prices of our common stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of shares of common stock that we will sell to the Selling Stockholder under the ELOC, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

Although the ELOC provides that we may, in our discretion, from time to time after the date of the ELOC and during the term of the ELOC, direct the Selling Stockholder to purchase shares of our common stock from us in one or more Advances under the ELOC, for a maximum aggregate purchase price of up to $5,000,000, only 322,700 shares of common stock are being registered for resale under the registration statement that includes this prospectus. Assuming all of such 322,700 shares were sold to the Selling Stockholder at the maximum 20.0% discount to the per share price of $0.48 (which represents the official closing price of our common stock on the OTCID on September 18, 2026 ,, such number of shares would be insufficient to enable us to receive aggregate gross proceeds from the sale of such shares to the Selling Stockholder equal to the Selling Stockholder’s $5,000,000 total aggregate purchase commitment under the ELOC. While the market price of our common stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Stockholder under the ELOC for shares of our common stock, if any, may also fluctuate, in order for us to receive the full amount of the Selling Stockholder’s commitment under the ELOC, it is possible and likely that we may need to issue and sell more than the number of shares being registered for resale under the registration statement that includes this prospectus.

If it becomes necessary for us to issue and sell to the Selling Stockholder more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds of $5,000,000 under the ELOC, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our common stock, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our common stock to the Selling Stockholder under the ELOC. The number of shares of our common stock ultimately offered for resale by the Selling Stockholder depends upon the number of shares of common stock, if any, we ultimately sell to the Selling Stockholder under the ELOC.

The issuance, if any, of shares of our common stock to the Selling Stockholder pursuant to the ELOC would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our common stock that our existing stockholders own would not decrease as a result of sales, if any, under the ELOC, the shares of our common stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

BUSINESS

In March 2025, the Company completed a reverse merger transaction pursuant to which Happy Traps, LLC became a wholly owned operating subsidiary of Barrel Energy Inc. As a result of this transaction, Happy Traps represents the Company’s primary operating business.

Prior Operations

We are a Nevada corporation which was formed in 2014 and was engaged in oil and gas exploration activities, principally in western Canadian provinces, until 2020 when its operations were negatively impacted by the COVID pandemic. In 2022, we shifted our focus to lithium and cobalt exploration to support the electrical vehicle industry. These efforts were not successful and in 2025 we completed the Happy Traps transaction described above.

Operating Subsidiary – Happy Traps, LLC

Happy Traps, LLC (“Happy Traps”) is an environmentally focused grease trap service and waste management company headquartered at 51 Ingersoll Drive, Portland, Maine 04103. The Company provides grease trap pumping, cleaning, maintenance, and related services to restaurants and food service establishments, primarily in the greater Portland, Maine metropolitan area.

In addition to grease trap services, Happy Traps offers a proprietary line of eco-friendly cleaning products marketed under the Happy Traps Cleaners brand and provides used cooking oil collection and recycling services through a strategic partnership with Maine Standard Biofuels, Inc.

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History of Happy Traps

Happy Traps was founded in 2016 by Jarmin Kaltsas, who has over 20 years of experience in the biodiesel, waste-to-energy and environmental services industries. The Company initially focused on grease trap pumping and maintenance services for restaurants and food service establishments in southern Maine.

Over time, Happy Traps expanded its operations to include proprietary eco-friendly cleaning products and used cooking oil recycling services. This evolution was driven by customer demand for bundled services and the Company’s commitment to sustainability and environmental responsibility.

In 2020, Kayla Tilton was appointed President, bringing regulatory and operational expertise gained from her prior work with the Maine Department of Environmental Protection and her leadership role at Maine Standard Biofuels. Under current leadership, Happy Traps has refined its operational efficiency, strengthened compliance capabilities and established the foundation for regional expansion.

In March 2025, Happy Traps completed a reverse merger with Barrel Energy, pursuant to which Barrel Energy acquired the Company. The transaction was structured to provide Happy Traps with access to additional capital, infrastructure and strategic resources to support regional expansion and integration into a broader renewable energy and waste-to-value platform. Following the transaction, Happy Traps continues to operate its business with existing management while aligning its growth strategy with Barrel Energy’s long-term objectives.

Business Plan

The Company’s strategy is to scale its integrated grease trap and waste-to-value service model along the Eastern Seaboard from Maine to Florida through a combination of organic growth and strategic acquisitions.

Key elements of the strategy include:

•	Acquiring fragmented local grease trap service providers

•	Establishing regional operating hubs

•	Deploying standardized service vehicles and equipment

•	Expanding Happy Traps Cleaners products and used cooking oil recycling programs

•	Increasing revenue per customer through bundled service offerings

Regulation

The Company operates in a highly regulated environment governed by federal, state, and local laws relating to wastewater management, environmental protection, and disposal of fats, oils, and grease (“FOG”). Food service establishments are required to maintain grease traps and comply with municipal sewer ordinances. The Company assists customers in meeting these regulatory obligations by providing scheduled maintenance, proper waste handling, and compliance documentation. Management believes increasing regulatory enforcement supports sustained demand for professional grease trap services.

Facilities

The Company’s principal operating facility is located at 51 Ingersoll Drive, Portland, Maine 04103, which serves as administrative offices, dispatch, and equipment storage. The Company does not own real property; all facilities are leased or operated under customary arrangements.

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Employees

The Company employs a small team of management, service technicians, and administrative personnel. The Company expects to expand staffing as it enters new geographic markets.

Recent Developments

On August 24, 2026, we launched of a new nutritional products division (the “Nutritional Division”). The Nutritional Division is intended to expand the Company’s business into the development, marketing and distribution of energy drinks, nutritional products and dietary supplements.

The Company expects to pursue this initiative through a combination of internal product development, strategic relationships, contract manufacturing, branding, marketing and distribution opportunities. The Nutritional Division is in an early stage of development. Product formulations, brand names, manufacturing arrangements, distribution channels, launch schedules and required regulatory and commercial approvals are subject to further development and may change.

Litigation

As of the date of this prospectus, we are not party to any legal matters.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our officers and directors are as follows:

Jarmin Kaltsas, Age 51

Position: Chief Executive Officer

Director Since: 2025

Mr. Kaltsas is a pioneer in the waste-to-energy and environmental services industries with more than 20 years of experience in biodiesel production, waste management, and sustainable infrastructure. Since 2006, he has served as the founder and Chief Executive Officer of Maine Standard Biofuels, Inc., Maine’s only commercial-scale biodiesel manufacturer, which collects used cooking oil from more than 2,500 restaurants across New England and supplies biodiesel and bioheat fuels to government and commercial fleets. Within the past five years, Mr. Kaltsas has also overseen the development of bio-based consumer and industrial cleaning products derived from biodiesel byproducts and has led strategic initiatives focused on circular-economy business models. In March 2025, following the reverse merger transaction between Barrel Energy Inc. and Happy Traps, LLC, Mr. Kaltsas was appointed Chief Executive Officer of Barrel Energy Inc., where he is responsible for corporate strategy, operations, acquisitions, and long-term growth initiatives.

Mr. Kaltsas does not currently serve as a director of any other public reporting company.

There are no family relationships between Mr. Kaltsas and any other director or executive officer of the Company.

During the past ten years, Mr. Kaltsas has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Lester Parris, PhD, Age 53

Position: Chairman of the Board

Director Since: 2025

Dr. Parris is a certified Industrial-Organizational Psychology professional with over 22 years of experience as an entrepreneur, executive consultant, and project leader across engineering, healthcare, construction, entertainment, and corporate services sectors. Within the past five years, he has served as the founder and principal of The Counsel and Parris Development Projects LLC, where he has led organizational development initiatives, multimillion-dollar infrastructure and real estate projects, and strategic business transformations for private and public sector clients. During the past five years, Dr. Parris has also served as a director of Pet Ecology Brands, Inc., a publicly traded company whose common stock trades under the symbol DBLR. His experience includes corporate governance, strategic planning, and operational oversight of publicly reporting companies. As Chairman of the Board of Barrel Energy Inc., Dr. Parris provides leadership in corporate governance, strategic direction, executive oversight, and long-term planning.

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Family Relationships:

Dr. Parris the brother of Lyndell Parris, PhD, who serves as a Director of the Company.

During the past ten years, Dr. Parris has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K however, the reader is directed to Supplemental Information Exhibit 99.1

Alfreddie Johnson, Jr., PhD, Age 64

Position: Treasurer

Director Since: 2025

Dr. Johnson is an executive leader with extensive experience in economic development, public-private partnerships, and energy-related infrastructure projects. Within the past five years, he has served as Chief Executive Officer of Lumi Energy Options and as Senior Partner at Cameroon Industries LLC, where he focuses on job creation, economic revitalization, and sustainable development initiatives in underserved municipalities and international markets. Dr. Johnson previously served as Mayor Pro-Tem of Lynwood, California, and has founded and led multiple nonprofit and educational organizations focused on literacy, youth rehabilitation, and workforce development. As Treasurer of Barrel Energy Inc., Dr. Johnson oversees financial stewardship, strategic partnerships, and capital planning.

Dr. Johnson does not currently serve as a director or officer of any other public reporting company.

There are no family relationships between Dr. Johnson and any other director or executive officer of the Company.

During the past ten years, Dr. Johnson has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Willis Pumphrey, DDS, Age 70

Position: Secretary

Director Since: 2025

Dr. Pumphrey is a general dentist with more than 45 years of clinical and entrepreneurial experience in healthcare and medical device innovation. Within the past five years, he has served as the Founder and Chief Executive Officer of Oral Facial Development Corporation (OFD Corp), a company focused on innovative dental and airway-related appliances for children. Dr. Pumphrey is the founder of ClearCorrect, which he established in 2006 and grew into the world’s second-largest clear aligner manufacturer prior to its acquisition by Straumann in 2017. He holds nine patents related to dental devices addressing sleep-disordered breathing in children and adults. As Secretary of Barrel Energy Inc., Dr. Pumphrey provides governance support, regulatory insight, and strategic advisory services.

Dr. Pumphrey does not currently serve as a director or officer of any other public reporting company.

There are no family relationships between Dr. Pumphrey and any other director or executive officer of the Company.

Legal Proceedings Disclosure:

On March 14, 2023, Dr. Pumphrey received a discharge in a personal Chapter 7 bankruptcy proceeding filed in the United States Bankruptcy Court for the Southern District of Texas. The bankruptcy has been fully discharged, and the Company is not aware of any ongoing matters arising from or related to this proceeding.

Shane Bobb, Age 54

Position: Director

Director Since: 2025

Ms. Bobb has over four decades of experience in the entertainment industry as a performer, producer, writer, and development executive. Within the past five years, she has served as Director of Development at BobbCat Films, an international full-service film, television, and digital content production company. Ms. Bobb has worked with major networks including HBO, NBC, ABC, FOX, OWN, MTV, and others, and has collaborated with numerous high-profile artists and production teams. As a Director of Barrel Energy Inc., she contributes expertise in branding, content development, strategic communications, and creative direction.

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Ms. Bobb does not currently serve as a director or officer of any other public reporting company.

There are no family relationships between Ms. Bobb and any other director or executive officer of the Company.

During the past ten years, Ms. Bobb has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Mbi Mbapeh, Age 54

Position: Director

Director Since: 2025

Mr. Mbapeh is a financial services executive with more than 20 years of experience in digital finance, financial inclusion, and capital markets across emerging and developed economies. Within the past five years, he has served as a member of the Private Sector Unit of the African Continental Free Trade Area (AfCFTA) and as a Founding Partner of the Swifin Platform, a global digital financial services ecosystem serving millions of users. Mr. Mbapeh is also Chairman of EndlessLife Group and Co-Founder of Kingston Financial Credit Plc., where he has led capital mobilization and financial product development initiatives. As a Director of Barrel Energy Inc., he contributes expertise in global finance, digital platforms, and strategic growth.

Mr. Mbapeh does not currently serve as a director or officer of any other U.S. public reporting company.

There are no family relationships between Mr. Mbapeh and any other director or executive officer of the Company.

During the past ten years, Mr. Mbapeh has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Lyndell Parris, PhD, Age 54

Position: Director

Director Since: 2025

Dr. Lyndell Parris is an entrepreneur, academic leader, and innovation strategist with a Ph.D. in Industrial and Organizational Psychology. Within the past five years, she has served as Director of Innovation and Entrepreneurship at Alabama A&M University, where she leads the Venture Hub, an entrepreneurship and innovation center designed to support startup formation, mentorship, and access to capital for students, alumni, and community members. Dr. Parris has experience in the consumer-packaged goods industry and public company operations. She previously founded a publicly traded bottled water company and later relaunched the brand as YOR Water Lifestyle, demonstrating experience navigating regulatory, operational, and capital markets challenges. As a Director of Barrel Energy Inc., Dr. Parris provides strategic insight related to innovation, education partnerships, venture development, and scalable enterprise growth.

Dr. Parris does not currently serve as a director or officer of any other public reporting company.

Family Relationships:

Dr. Parris the sister of Lester Parris, PhD, who serves as Chairman of the Board of the Company.

During the past ten years, Dr. Parris has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

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Sherien Almufti, Age 43

Position: Director

Director Since: 2025

Ms. Almufti, has over 20 years of professional experience in business operations, legal administration, and real estate investment. She began her career in operational management at an early age, gaining hands-on experience in workforce supervision, inventory control, scheduling, and multi-department retail operations within a family-owned enterprise. During this period, she managed a workforce of over 60 employees and oversaw multiple operational units, including deli, bakery, and prepared foods. Ms. Almutfi subsequently spent approximately 12 years in the legal services sector at a personal injury law firm, where she advanced to the role of Head Litigation Paralegal within her first year. In that capacity, she managed a high-volume litigation docket of approximately 300 active cases, with responsibilities that included case coordination, procedural compliance, client communications, and operational workflow management. Building on her experience in real estate operations, Ms. Almufti later obtained a real estate license and advised clients on residential property transactions for approximately four years. She subsequently transitioned into principal real estate investing and, over the past six years, has acquired, renovated, and sold more than 15 residential properties. She currently owns and manages multiple income-producing real estate assets in the Atlanta, Georgia market.

 Ms. Almufti does not currently serve as a director or officer of any other U.S. public reporting company.

There are no family relationships between Ms. Almufti and any other director or executive officer of the Company.

During the past ten years, Ms. Almufti has not been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Our officers and directors are primarily compensated through stock grants and our President and CEO receive appropriate salaries.

The Board does not have any committees. All reporting under Securities Exchange Act Section 16(a) has been completed except for Lester Parris who has a technical problem that the Company is seeking to resolve. No transactions have been made by any officer or director that was in violation of Securities Exchange Act Section 16(b).

 DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of our Certificate of Incorporation, our Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation, as amended, authorizes the issuance of 2,000,000,000 shares of common stock, $0.001 par value per share, As of the date of this prospectus, there were 911,004,970 shares of common stock outstanding. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. As of such date, there were XX holders of record of our common stock. Because many of our shares of common stock are held by brokers and other nominees on behalf of stockholders, the number of record holders of our common stock is not indicative of the total number of stockholders.

Common Stock

Voting Power

Each holder of common stock is entitled to one vote per share, except in the case of election of our directors.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically. We have not paid any cash dividends to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of future outstanding indebtedness we or our subsidiaries incur.

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Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of any preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to common stock.

Election of Directors

At an election of directors of the Company, each holder of stock or any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder sees fit.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with such preferences, rights and limitations as determined by our board of directors. All of such shares have been designated Series A Preferred Stock (A Preferred”). Each share of A Preferred votes with the common on all matters and has 1,000,000 votes per share. In addition, each share of A Preferred is convertible into 1,000 shares of our common stock. We issued a total of 5,000 shares of A preferred to our directors in 2025. In 2026 3 of our directors converted 250 of their shares of A Preferred into a total of 750,000,000 shares of common stock. There are currently 4,250 shares of A Preferred outstanding held by 4 people.

Limitation on Liability and Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

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Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Transfer Agent

The transfer agent for our common stock is ClearTrust, LLC, 2420 Brunello Trace, Lutz, Florida 33558 and their telephone number is (813) 235,4490

Listing of Securities

Our common stock is listed on the OTCID Market under the symbol “BRLL.”

SELLING STOCKHOLDER

Th e following table identifies Coventry Enterprises, LLC as the Selling Stockholder and reflects a maximum of 63,636,064 shares offered for resale under this draft. This maximum consists of 44,860,348 shares of Commitment Stock, 13,636,364 potential Note conversion shares, 5, 139,652 Pre-Funded Warrant shares, and 322,700 equity-line drawdown/true-up shares.

Selling Stockholder	Shares Beneficially Owned Before Offering	Maximum Shares Offered	Shares Beneficially Owned After Offering	Percentage After Offering
Coventry Enterprises, LLC	5,000,000	63,636,064	5,000,000	Less than 1%

Coventry Enterprises, LLC is controlled by Jack Boedenstein, Managing Member

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Stockholder. We may receive up to $5,000,000 aggregate gross proceeds under the ELOC from any sales we make to the Selling Stockholder pursuant to the ELOC. The net proceeds from sales, if any, under the ELOC, will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder after the date of this prospectus.

The sale of the shares of our common stock offered by this prospectus could be affected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	”at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

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In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it may acquire from us pursuant to the ELOC. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Such registered broker-dealer may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer may receive commissions from the Selling Stockholder for executing such sales for the Selling Stockholder and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters, or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholder.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Selling Stockholder has represented to us that at no time prior to the date of the ELOC has the Selling Stockholder or any entity managed or controlled by the Selling Stockholder engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale or any transaction that establishes a net short position with respect to our common stock. The Selling Stockholder has agreed that, during the term of the ELOC, none of the Selling Stockholder, its officers, its sole member, or any entity managed or controlled by the Selling Stockholder will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholder.

21

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock purchased in this offering by a non-U.S. holder (as defined below). This summary does not address all aspects of U.S. federal income tax consequences relating thereto. This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, nor under U.S. federal gift, generation-skipping and estate tax laws. In general, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in tax consequences different from those summarized below. The remainder of this summary assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).This summary does not address all aspects of U.S. federal income tax consequences that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a former citizen or resident of the United States, a foreign pension fund, a financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities, commodities or currencies, a “controlled foreign corporation,” a “passive foreign investment company,” a partnership or other pass- through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, a person that owns, or is deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), a person using the accrual method of tax accounting subject to special tax rules under Section 451(b) of the Code, or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax consequences that we describe in this summary.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Distributions

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds the non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”). Any such distribution will also be subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Additional Withholding Requirements.”

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Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base within the United States) are not subject to the withholding tax if the non-U.S. holder provides the applicable withholding agent a properly executed IRS Form W-8ECI certifying under penalty of perjury that the dividends are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base within the United States). Instead, such dividends are subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates applicable to a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to provide the applicable withholding agent with a properly executed Internal Revenue Service, or the IRS, Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding and additional withholding requirements below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition at the graduated rates applicable to a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. However, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we are or become a United States real property holding corporation, provided that our common stock is regularly traded on an established securities market, within the meaning of applicable Treasury regulations, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons. No assurance can be provided that our common stock will be considered to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS whether or not such distributions constitute dividends for U.S. federal income tax purposes. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

23

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA), a 30% U.S. federal withholding tax may apply to any dividends paid on, and, subject to the discussion of the proposed Treasury regulations below, the gross proceeds from a sale or other disposition of, our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Proposed Treasury regulations, if finalized in their present form, would eliminate withholding under FATCA with respect to payment of gross proceeds from a sale or other disposition of our common stock. The preamble to such proposed Treasury regulations stated that taxpayers may generally rely on the proposed Treasury regulations until final regulations are issued.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult his, her or its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock, including the consequences of any proposed change in applicable laws.

.

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Frank J. Hariton, Esq., White Plains, NY 10607

EXPERTS

Such financial statements have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

24

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional exhibits. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus and the accompany registration statement, over the Internet at the SEC’s website at www.sec.gov.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. Such information shall be deemed incorporated by reference into this prospectus without any further act on our behalf. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Our website address is www.brllenergy.com. Through our website, we intend to make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

25

FINANCIAL STATEMENTS

BARREL ENERGY INC

BALANCE SHEETS

	June 30, 2026	December 31, 2025
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$21,989	$51,948
Accounts receivable- net of allowance	63,281	43,158
Advance - employee	300	300
Note receivable-related party	24,390	22,065
Total current assets	109,960	117,471
Fixed assets –	25,500	-
Total assets	$135,460	$117,471
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	78,185	66,653
Advance- related party	3,085	-
Total current liabilities	81,270	66,653
Total liabilities	81,270	66,653
Commitment and Contingencies		-
Stockholders’ deficit:
Preferred stock, $0.001 par value, 5,000,000 authorized, 5,000,000 issued and outstanding	5,000	5,000
Common stock, $0.001 par value, 2,000,000,000 authorized, 2,144,622 issued and outstanding as of June 30, 2026 and 1,007,122 as of December 31, 2025	2,144	1,009
Additional paid in capital	357,120	355,929
Accumulated deficit	(310,073)	(311,120)
Total stockholders’ deficit	54,190	50,818
	$135,460	$117,471
Total liabilities and stockholders’ deficit

The accompanying notes are an integral part of these unaudited interim financial statements.

F-1

BARREL ENERGY INC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

 FOR THE THREE AND SIX MONTHS ENDED JUNE 30,

(Unaudited)

	Three Months		Six Months
	2026	2025	2026	2025
Revenue	$54,843	$62,654	$97,238	$107,798
Cost of service	25,175	18,534	47,993	33,705
Gross profit	29,668	44,120	49,245	74,093
Operating expenses:
Insurance	2,880	-	11,914	1,440
Bad debt expense	1,097	-	8,310	1,600
General and administrative expense	18,461	10,252	27,975	20,326
Total expense	22,438	10,252	48,199	23,366
Net income(loss) before taxes	7,230	33,868	1,046	50,727
Income tax	-		-	-
Net income (loss)	$7,230	$33,868	$1,046	$50,727
Net loss per common share, Basic and Diluted	$0.01	$0.03	$0.00	$0.05
Weighted average number of common shares outstanding, basic and diluted	1,837,168	957,595	1,475,872	957,595

The accompanying notes are an integral part of these unaudited interim financial statements.

F-2

BARREL ENGERGY INC

 STATEMENTS OF SHAREHOLDERS DEFICIT

(Unaudited)

	Preferred Shares		Common Stock		Paid-In	Accumulated	Stock
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Total
Balance at December 31, 2024	5,000,000	5,000	957,595	957	-	(352,979)	(40,000)	(4,541)
Net income (loss)	-	-	-	-	-	16,859	-	16,859
Balance at March 31, 2025	5,000,000	5,000	957,595	957	-	(336,120)	(40,000)	12,318
Net Income (loss)						33,868		33,868
Balance at June 30, 2025	5,000,000	5,000	957,595	957	18,713	(302,252)	(40,000)	46,186
Balance at December 31, 2025	5,000,000	5,000	1,007,122	1,007	355,929	(311,119)	-	50,818
Net income (loss)	-	-	--	-	-	(6,183)	-	(6,183)
Balance at March 31, 2026	5,000,000	5,000	1,007,122	1,007	355,929	(317,302)	-	44,635
Common stock issued	-	-	1,137,500	1,137	-	-	1,191	2,328
Net Income (loss)	-	-	-	-	-	7,230	-	7,230
Balance at June 30, 2026	5,000,000	$5,000	2,144,622	$2,144	$355,929	$(310,073)	1,191	$54,190

The accompanying notes are an integral part of these unaudited interim financial statements

F-3

BARREL ENERGY, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Six Months Ended June
	2026	2025
Cash Flows from Operating Activities:
Net income(loss)	$1,046	$50,727
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(28,253)	(30,526)
Bad debt expense	8,130	(1,600)
Accounts payable and accrued expense	11,533	(58,044)
	(7,544)	(39,443)
Net cash provided by (used in) operating activities
Cash Flows used in Investing Activities
Acquisition of vehicle	(25,500)	-
Net cash used in investing activities	(25,500)	-
Cash Flows from Financing Activates
Note receivable – Related parity	3,085	-
Net cash provided by financing activities	3,085	-
Net change in cash	(29,959)	(39,443)
Cash at beginning of period	51,948	67,368
Cash at end of period	$21,989	$27,929
SUPPLEMENT DISCLOSURE
Interest paid	$-	$-
Income taxes paid	$-	$-
NON-CASH TRANSACTIONS

The accompanying notes are an integral part of these unaudited interim financial statements.

F-4

BARREL ENERGY INC

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – NATURE OF BUSINESS

BARREL ENERGY INC. is a Nevada corporation, incorporated January 17, 2014, which was engaged historically in the oil and gas sector of the energy industry. In January 2019, the Company terminated the agreement. The Company entered into an agreement in the lithium exploration business but terminated the contract. The Company terminated the past businesses.

On April 11, 2019, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 75,000,000 to 450,000,000.

On March 21, 2025 the Company amended its articles of incorporation to increase the number of authorized shares from 450,000,000 to 2,000,000,000.

On March 28, 2025 the Company acquired Happy Traps, LLC. The Company issued 600,000 shares of common stock with a value of $300,000 for the acquisition. The acquisition was treated as a reverse merger with Happy Traps being the surviving entity keeping the name Barrel Energy Inc.

Happy Traps, LLC was formed on February 16, 2016 limited liability company in the State of Maine. In November 2019, the partnership was increased from one to six members. The partners sold all their interest on December 31, 2021 to Maine Bio-Fuel, Inc., leaving it as the sole member of the partnership.

Prior to the merger, the Company had 382,837,825 shares of common stock outstanding.

On May 30, 2025 the Company effected a reverse split the common stock resulting in a 1:400 reverse of the shares outstanding.

On June 22, 2026 the Company filed a certificate of amendment to designation relating to the 5,000,000 shares of series A preferred. The amendment stipulated that each one share of Series A preferred has 1,000 voting rights and each preferred share is convertible into 1,000 shares of common stock.

BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information required to be included in a complete set of financial statements in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2025. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted. The accompanying unaudited financial statements should be read in conjunction with the audited December 31, 2025 financial statements and related notes included in the Company’s form 10-K filed with the SEC.

F-5

Principles of Consolidation

The consolidated financial statements of the Company include the Company and the consolidation through a reverse merger of the entity Happy Traps, LLC. Because this transaction represents a reverse acquisition, the accompanying financial statements reflect the historical financial statements of the target, the accounting acquirer, for all periods prior to the merger. The Company’s financial statements for periods after the merger reflect the combined operations of Target and the Company.

The consolidated financial statements include:

•	Audited or reviewed balance sheets of the accounting acquirer
•	Audited or reviewed statements of operations, cash flows, and stockholders’ equity
•	Pro forma adjustments reflecting the merger transaction

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic and diluted net income per share

Basic loss per share is calculated as net loss to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted loss per share for the period equals basic loss per share as the effect of any stock based compensation awards or stock warrants would be antidilutive. As of June 30, 2026 the potential shares at conversion standing was 5,002,144,622.

Recent Accounting Pronouncements

Effective January 1, 2026, the Company adopted ASU 2025-06, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the use of the Current Expected Credit Loss (CECL) model for estimating credit losses on accounts receivable and other financial assets. Previously, the Company recognized allowance for doubtful accounts (ADA) based on incurred loss methodology, considering historical experience and current conditions. Under CECL, the Company now estimates lifetime expected credit losses, incorporating:

Historical loss experience,

•	Current economic conditions,
•	Reasonable and supportable forecasts.

Presentation and Disclosure Changes:

•	Accounts receivable continue to be presented net of allowance for credit losses.
•	The allowance roll-forward now includes expected credit loss adjustments.
•	Additional qualitative disclosures describe the methodology, assumptions, and factors considered in estimating expected losses.

Management evaluated significant judgments in applying the probable-to-complete threshold and determined there are no material uncertainties requiring additional disclosure.

F-6

Accounts Receivable

Account receivable consists of amounts due to the Company from customers as a result of the Company’s normal business activities. Account receivable is reported on the balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible. The company records the allowance based on past history and if there are doubts on the recoverability.

During the six months ended June 30, 2026 and 2025, the Company recorded bad debt of $8,310 and $1,600, respectively.

NOTE 2 – GOING CONCERN

The Company’s unaudited interim financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company, as shown in the accompanying balance sheets, has negative working capital and an accumulated deficit of $310,073 as of June 30, 2026. These factors raise substantial doubt about the company’s ability to continue as a going concern. The unaudited interim financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company will engage in very limited activities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 3 – REVENUE RECOGNITION

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606.

ASC Topic 606 prescribes a new five-step model entities should follow in order to recognize revenue in accordance with the core principle. These five steps are:

1.	Identify the contract(s) with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations in the contract.
5.	Recognize revenue when (or as) the entity satisfied the performance obligations.

F-7

The Company has four revenue streams, each of which the revenue is recognized in accordance to the five steps included in Topic 606. The revenue streams are:

1.	Grease trap cleaning and maintenances service
2.	Cleaning product line.
3.	Pressure washing service
4.	Used cooking oil recycling
5.	Tech fees

Revenue for the serves of grease trap cleaning and maintenance and pressure washing services is recognized upon the competition of the service.

Revenue for the sale of the cleaning product line is recognized upon the shipment of the product to the Customer.

Revenue for the recycling products is recognized upon delivery to the Company receiving the product for processing.

The Company had revenue of $54,843 and $97,238 during the three and six months ended June 30, 2026 and $62,654 and $107,798 for the same periods in 2025, respectively.

NOTE 4 – RELATED PARTY

The Company leases 250 square feet of warehouse space from its owner Maine Biofuel. The lease commenced on January 1, 2023 and continues for 5 years. The lease may be terminated by either party giving a 30 day notice. The monthly rent is $150. The president of the lessor was a partner in the partnership that sold Happy Traps to Maine Biofuel.

On December 31, 2021, the original partners sold their interest to Maine Biofuel for $50,000 to be paid in installments.

During the six months ended June 30, 2026 and 2025, the Company notes receivable due from related parties of $24,390 and $22,065, respectively.

NOTE 5 – EQUITY

The Company was organized as a limited liability company. Ownership interests are represented by membership units, which confer both economic and governance rights as outlined in the Company’s operating agreement.

On April 11, 2019, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 75,000,000 to 450,000,000.

On March 21, 2025 the Company amended its articles of incorporation to increase the number of authorized shares from 450,000,000 to 2,000,000,000.

F-8

On March 28, 2025 the Company acquired Happy Traps, LLC., the Company issued 600,000 shares of common stock with a value of $300,000 for the acquisition. The acquisition was treated as a reverse merger with Happy Traps being the surviving entity keeping the name Barrel Energy Inc.

On May 30, 2025 the Company effected a reverse split the common stock resulting in a 1:400 reverse of the shares outstanding.

During the six months period ended June 30, 2026, the Company issued 1,137,500 shares of common stock with a value of $2,328 for cash.

NOTE 6 – NOTES

During the six months ended June 30, 2026 and 2025, the Company notes receivable due from related parties of $24,390 and $22,065.

During the six months period ended June 30, 2026 a related party advanced the Company $3,085 through payment of an accounts payable.

NOTE 7 – FIXED ASSETS

During the six months period ended June 30, 2026 , the Company purchased a service truck for $25,000. The asset is being depreciated over a 60 months period.

NOTE 8 – SUBSEQUENT EVENTS

On July 2, 2026, the converted 750,000 shares of Series A preferred held by three related parties into 750,000,000 shares of common stock. The stock is converted at one share of preferred into 1,000 shares of common stock.

The Company has evaluated subsequent events to determine events occurring after June 30, 2026 that would have a material impact on the Company’s financial results or require disclosure and have determined none exist other than those noted above in this footnote. Funding has been reported on 8-K.

F-9

F-10

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Barrel Energy Inc (BRLL)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Barrel Energy Inc (BRLL) (formerly known as Happy Traps LLC) (the ‘Company’) as of December 31, 2025, the related statements of income, changes in stockholders’ equity, and cash flows for the period from January 01, 2025 through December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, based on our audit, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from January 1, 2025 through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, no such opinion is expressed.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-11

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

For, Shah Teelani & Associates (PCAOB ID 7161)

We have served as the Company’s auditor since 2026

Place: Ahmedabad, India

Date: May 07, 2026

F-12

BARREL ENERGY, INC

CONSOLIDATED BALANCE SHEETS

As of December 31,

ASSETS	2025	2024
Current assets
Cash and cash equivalents	$51,948	$67,368
Accounts receivable- net of allowance	43,158	15,958
Advances- employee	300	300
Note receivable – related party	22,065	--

Total current assets	117,471	83,626

Total assets	$117,471	$83,626

LIABILITIES AND STOCKHOLDRS’ DEFICIT

Current liabilities
Due from related parties	--	6,435
Accounts payable and accrued expense	66,653	63,482
Member buyout payable	--	18,250
Total current liabilities	66,653	88,167

Commitments and contingencies		--

Stockholders’ deficit
Preferred shares $001 par value, 5,000,000 authorized 5,000,000 issued and outstanding, respectively	5,000	5,000
Common stock, $0.001 par value 2,000,000,000 authorized,1,008,595 and 957,595 issued and outstanding, respectively	1,009	957
Paid in Capital	355,929	382,481
Subscription receivable	--	(40,000)
Accumulated deficit	(311,120)	(352,979)
Total shareholder equity (deficit)	50,818	(4,541)

Total liabilities and stockholders’’ deficit	$117,471	$83,626

The accompanying notes are an integral part of the audited financial statements.

F-13

 BARREL ENERGY, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,

	2025	2024

Revenue	$211,531	$159,511
Cost of goods	82,104	64,251
Gross profit	129,427	95,260

Operating expenses:
Insurance	12,882	26,984
Bad debt expense	44,214	8,800
General and administrative	48,722	25,206
Total operating expense	105,817	60,990

Income ( loss) from operations	23,610	34,270

Net income (loss) before taxes	23,610	34,270

Income tax	--	--

Net income (loss)	$23,610	$34,270

Net income (loss) per common share, basic and diluted	$0.02	$0.04

Weighted average number of shares outstanding, basic and diluted	965,364	957,595

The accompanying notes are an integral part of the audited financial statements.

F-14

BARREL ENERGY, INC

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS DEFICIT

For the Years Ended December 31, 2025 and 2024

Adjusted to reflect share reverse 1:400

	Preferred Shares		Common Stock		Paid-In	Accumulated	Stock	Shareholder
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance at December 31, 2023	5,000,000	$5,000	958,595	$959	$382,479	$(387,249)	$(40,000)	$(38,811)
Net income (loss)	--	--	--	--	--	34,270	--	34,270
Balance at December 31, 2024	5,000,000	5,000	958,595	959	382,479	(352,979)	(40,000)	(4,541)
Common stock issued for service	--	--	50,000	50	13,450	--	--	13,500
Cancellation of subscription receivable	--	--	--	--	(40,000)	--	40,000	--
Adjustment to member buyout	--	--	--	--	--	18,250	---	18.250
Net income (loss)	---	--	--	--	--	23,610	--	23,610
Balance at December 31, 2025	5,000,000	$5,000	1,008,595	$1,009	$355,929	$(311,120)	$--	$50,818

The accompanying notes are an integral part of these audited financial statements.

F-15

BARREL ENERGY, INC

  CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2025		2024
Cash Flows from Operating Activities:		$44,602	$34,270
Net income(loss)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Common stock issued for service		13,500	--
Changes in operating assets and liabilities:
Accounts receivable		7,192	(18,737)
Receivable- related party		(22,065)	--
Bad debt expense		(34,392)	8,800
Accounts payable and accrued expense		3,170	56,634

Net cash provided by (used in) operating activities		(15,420)	80,967

Cash Flows from Financing Activities:
Shareholders” buyout		--	(18,250)

Net cash provided by (used in) financing activities		--	(18,250)

Net change in cash		(15,420)	62,368
Cash at beginning of period		67,368	4,651
Cash at end of period		$51,948	$67,368

SUPPLEMENT DISCLOSURE
Interest paid	$	---	$--
Income taxes paid		$--	$--

NON-CASH TRANSACTIONS
Cancellation of stock subscription receivable		$40,000	$--
Membership buyout adjustment		$18,250	$--

The accompanying notes are an integral part of audited financial statements.

F-16

BARREL ENERGY,INC

 NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND ORGANIZATION

BARREL ENERGY INC. is a Nevada corporation, incorporated January 17, 2014, which was engaged historically in the oil and gas sector of the energy industry.  In January 2019, the Company terminated the agreement. The Company entered into an agreement in the lithium exploration business but terminated the contract. The Company terminated the past businesses.

On April 11, 2019, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 75,000,000 to 450,000,000.

On March 21, 2025 the Company amended its articles of incorporation to increase the number of authorized shares from 450,000,000 to 2,000,000,000.

On March 21, 2025 the Company amended its articles of incorporation to increase the number of authorized shares from 450,000,000 to 2,000,000,000.

On March 28, 2025 the Company acquired Happy Traps, LLC. The Company issued 600,000 shares of common stock with a value of $300,000 for the acquisition.  The acquisition was treated as a reverse merger with Happy Traps being the surviving entity keeping the name Barrel Energy Inc.

Happy Traps, LLC  was formed on February 16, 2016 limited liability company in the State of Maine. In November 2019, the partnership was increased from one to six members. The partners sold all their interest on December 31, 2021 to Maine Bio-Fuel, Inc., leaving it as the sole member of the partnership.

Prior to the merger, the Company had 382,837,825 shares of common stock outstanding.

On March 20,2026 the Company effected a reverse split of the common stock of 1:400 per share. The financials statements herein reflect the share reverse as if effective prior to the date of the reverse.

The Business

The Company provides essential grease trap services, eco-friendly cleaning products, and oil recycling solutions for restaurants and food service businesses throughout the Greater Portland area. The Company has built a strong reputation based on reliability, efficiency, environmental responsibility, and superior customer service. The mission of the Company is to deliver superior grease trap solutions and sustainable practices that ensure regulatory compliance and environmental benefit while maximizing operational efficiency for our food service clients. This comprehensive approach creates multiple touchpoints with each customer and addresses several critical needs for food service establishments, from regulatory compliance to environmental responsibility.

The Company has developed a synergistic three-part revenue model that creates value for its  customers:

1.	Service Revenue: Professional grease trap pumping and maintenance. Each service requires approximately 30 minutes, allowing our technicians to complete up to 10 services daily.

2.	Product Revenue: Sale of proprietary Happy Traps Cleaners line of eco-friendly cleaning products.

3.

Recycling Revenue: Through our partnership with Maine Bio-Fuel Inc, we collect used cooking oil during routine service visits, generating additional revenue while providing customers with a convenient disposal solution

F-17

The grease trap service industry represents a stable, regulation-driven market that is intrinsically tied to the food service sector. With more than 660,000 restaurants across the United States facing strict regulatory requirements for the proper disposal of fats, oils, and grease (FOG), demand for professional grease trap services remains consistently strong regardless of economic conditions. Additionally, the growing market for used cooking oil recycling, driven by increasing demand for biofuel and other sustainable applications, presents a high-growth synergistic opportunity for integrated service providers like Happy Traps.

Happy Traps focuses on serving:

·	Full-service restaurants and quick-service establishments
·	Hotels with food service operations
·	Institutional kitchens including schools, hospitals, and corporate cafeterias
·	Food manufacturing facilities
·	Grocery stores with prepared food sections

These establishments all face stringent regulatory requirements regarding FOG disposal and benefit significantly from our bundled service approach.

Market and Services

Grease Trap Maintenance Services:

Our core service offering includes professional pumping, cleaning, and maintenance of grease traps for food service establishments. Each service is efficiently completed in approximately 30 minutes, allowing our technicians to service up to 10 accounts daily and 50 accounts weekly per truck.

Cleaning Product Line:

We have developed a proprietary line of eco-friendly cleaning products specifically formulated for restaurant use. These products complement our service offerings and provide ongoing revenue between maintenance visits.

Pressure Washing Services:

We offer professional pressure washing services for restaurant exteriors, particularly focusing on back-of-house areas where grease and food waste can accumulate, creating sanitation issues and attracting pests.

Used Cooking Oil Recycling:

Through our strategic partnership with Maine Standard Biofuels, we offer convenient collection of used cooking oil during regular service visits, providing a valuable add-on service for clients while generating additional revenue.

F-18

NOTE 2- SIGNIFICANT ACCOUNTIG POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. It is the opinion of management that all adjustments necessary to make the financial statements that are not misleading have been included in these financial statements

Principles of Consolidation

The consolidated financial statements of the Company include the Company and the consolidation through a reverse merger of the entity Happy Traps, LLC. Because this transaction represents a reverse acquisition, the accompanying financial statements reflect the historical financial statements of the target, the accounting acquirer, for all periods prior to the merger. The Company’s financial statements for periods after the merger reflect the combined operations of Target and the Company.

The consolidated financial statements include:

·	Audited or reviewed balance sheets of the accounting acquirer
·	Audited or reviewed statements of operations, cash flows, and stockholders’ equity
·	Pro forma adjustments reflecting the merger transaction

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Recent Issued Accounting Policies

Effective January 1, 2026, the Company adopted ASU 2025-06, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the use of the Current Expected Credit Loss (CECL) model for estimating credit losses on accounts receivable and other financial assets. Previously, the Company recognized allowance for doubtful accounts (ADA) based on incurred loss methodology, considering historical experience and current conditions. Under CECL, the Company now estimates lifetime expected credit losses, incorporating:

Historical loss experience,

·	Current economic conditions,
·	Reasonable and supportable forecasts.

Presentation and Disclosure Changes:

·	Accounts receivable continue to be presented net of allowance for credit losses.
·	The allowance roll-forward now includes expected credit loss adjustments.
·	Additional qualitative disclosures describe the methodology, assumptions, and factors considered in estimating expected losses.

F-19

Management evaluated significant judgments in applying the probable-to-complete threshold and determined there are no material uncertainties requiring additional disclosure.

Accounts Receivable

Account receivable consists of amounts due to the Company from customers as a result of the Company’s normal business activities. Account receivable is reported on the balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible. The company records the allowance based on past history and if there are doubts on the recoverability.

During the years ended December 31, 2025 and 2024, the Company recorded bad debt of $44,214 and $8,800, respectively. The Company’s allowance for doubtful accounts balance at December 31, 2025 was $49,342 and $16,400 at December 31, 2024.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of a patent application purchased and is carried at cost, less accumulated amortization. Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets which is estimated at 36 months.

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Income  Tax

The Company was organized as a limited liability company and is treated as a partnership for federal income tax purposes. Accordingly, the Company is not subject to federal income taxes. The tax effect of the Company’s activities accrues to its members and is reported in their respective income tax returns. Certain states impose taxes on entities classified as partnerships or LLCs. These taxes are included in operating expenses. For 2025 and 2024, the Company elected to pay state pass-through entity taxes where applicable. Management has evaluated tax positions taken and determined that there are no uncertain tax positions requiring recognition or disclosure under ASC 740.

F-20

NOTE 3 - GOING CONCERN

As shown in the accompanying financial statements, the Company  had accumulative deficit of $311,120 and $352,979 with  working capital of $50,818 and negative working capital of $4,541 as of December 31, 2025 and 2024, respectively. Unless profitability and increases in stockholders’ equity continues, these conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The December 31, 2025 and 2024 financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management plans to continue to raise funds through debt and equity financing to grow the business to profitability.

NOTE 4 – REVENUE RECOGNITION

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606.

ASC Topic 606 prescribes a new five-step model entities should follow in order to recognize revenue in accordance with the core principle. These five steps are:

1.	Identify the contract(s) with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations in the contract.
5.	Recognize revenue when (or as) the entity satisfied the performance obligations.

The Company has four revenue streams, each of which the revenue is recognized in accordance to the five steps included in Topic 606. The revenue streams are:

1.	Grease trap cleaning and maintenances service
2.	Cleaning product line.
3.	Pressure washing service
4.	Used cooking oil recycling
5.	Tech fees

F-21

NOTE 5– RELATED PARTY TRANSACTIONS

The Company leases 250 square feet of warehouse space from its owner Maine Biofuel. The lease commenced on January 1, 2023 and continues for 5 years. The lease may be terminated by either party giving a 30 day notice. The monthly rent is $150. The president of the lessor was a partner in the partnership that sold Happy Traps to Maine Biofuel.

On  December 31, 2021, the original partners sold  their interest to Maine Biofuel  for $50,000 to be paid in installments.

On December 31, 2024, the remaining partner agreed to sell their interest of 36.5% for $50,000 to Maine Bio-Fuel, Inc., the buyer of Happy Traps. The agreement requires an initial payment of $25,000 to be paid by December 31, 2025 and the balance to be paid by December 31, 2026. Neither payment has been completed to the members .

During the years ended December 31, 2025 and 2024 the Company notes payable due from related parties of $22,065 and  due to related parties of $18,250, respectively.

NOTE 6 – NOTES PAYABLE

On December 31, 2021, the limited partners of the Company sold their interest to Maine Biofuel, Inc. instead of issuing the purchase amount to each limited partner, the acquirer paid the Company $50,000, which was treated as a note payable on the Company’s balance sheet. Subsequent to this transaction, the Company paid three limited partners a total of $31,750.  The amounts paid was  deducted from the note leaving a balance due on the note of $18,250 as of December 31, 2024.  The balance will be used as a payment to the unpaid partner.

During the years ended December 31, 2025 and 2024 the Company notes payable due from related parties of $22,065 and  due to related parties of $18,250, respectively.

NOTE 7 - EQUITY

The Company was organized as a limited liability company. Ownership interests are represented by membership units, which confer both economic and governance rights as outlined in the Company’s operating agreement.

On April 11, 2019, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 75,000,000 to 450,000,000.

On March 21, 2025 the Company amended its articles of incorporation to increase the number of authorized shares from 450,000,000 to 2,000,000,000.

On March 28, 2025 the Company acquired Happy Traps, LLC. the Company issued 600,000 shares of common stock with a value of $300,000 for the acquisition.  The acquisition was treated as a reverse merger with Happy Traps being the surviving entity keeping the name Barrel Energy Inc.

On November 11, 2025 the company issued 50,000 shares of common stock for service.

NOTE 8- INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carry forwards and deferred liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by the valuation allowances when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-22

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company’s deferred tax assets for the Company consisted of the following as of December 31, 2025 and 2024:

	2025	2024
Book income(loss)	$23,610	$34,270
Total Book Income	$23,610	$34,270

Taxable Income Loss	$23,610	$34,270

Beginning NOL	$(21,307)	$(55,577)
Add current income (Loss)	23,610	$34,270
NOL carry Forward	$2,303	$(21,307)
Percent	0.21	0.21
Tax NOL	$484	$(4,474)

As of December 31, 2025 the Company had $484 in operating loss carry forward to be used to offset future taxable income.

A reconciliation of income taxes at the federal statutory rate to amounts provided for the years ended December 31, 2025 and 2024 as follows:

	2025	2024
U.S. federal statutory rate	21%	21%
Net operating loss	(21)%	(21)%
Effective tax rate	--%	--%

NOTE  9-  REVERSE MERGER

On March 28, 2025, the Company was acquired from Maine Biofuel by Barrel Energy Inc. Under the agreement the Buyer issued 600,000 shares of its class A preferred shares, to the seller, with a value to $300,000.  The shares were valued at $0.50 per share. The buyer and seller both acknowledged the purchase price allocated to the business properties  represented fair market value of the entity.  No other consideration was given for the  purchase. The transaction upon completion was accounted for as reverse merger with the acquired entity being the surviving entity.

The financials have been adjusted to retrospectively incorporate the recapitalization of the public entity (Barrel Energy) upon the merger of the reverse merger of the entities.

F-23

A proforma of the consolidation is noted below:

Barrel Happy Traps Combination

Proforma Balance Sheet

March 29, 2025

	Happy Traps	Barrel	Adjustments	Consolidation
Assets
Cash	26,740	310	(310)	26,740
Accounts receivable	50,776	-	-	50,776
Advances- Employee	300	-	-	300
Undeposited funds	(1,397)			(1,397)
Acquisition		300,000	(300,000)	-
Total assets	76,419	300,310	(300,310)	76,419

Liabilities
AP& accrued expenses	3,486	761	-	4,247
Note payable - RP	40,000	-	-	40,000
Total liabilities	43,486	761		44,247

Equity	7,131	19,741	(7,131)	19,741
Preferred shares A	-	50,000	-	50,000
Paid in Capital	-	22,196,857	(22,260,228)	(63,371)
Retained earnings	25,802	(21,967,049)	21,967,049	25,802
Equity	32,933	299,549	(300,310)	32,172
Liabilities & equity	$76,419	$300,310	$(300,310)	$76,419

Proforma Income Statement

Revenue	45,979	-	-	45,979
G&A	10,269	-	-	10,269
Income	35,710	-	-	35,710

NOTE 10 – SUBSEQUENT EVENTS

On March 23, 2026, the Company effected a 1:400 reverse split of the common stock outstanding. The financials have been adjusted to retrospectively incorporate the reverse stock split of the Company

The Company has evaluated subsequent events to determine events occurring after December 31, 2025, that would have a material impact on the Company’s financial results or require disclosure and have determined none exist except those noted above.

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PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$690.50
Legal fees and expenses		$10,000
Accounting fees and expenses	$
Miscellaneous	$
Total	$	*

*To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

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Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

On July 2, 2026, Barrel Energy, Inc. (the "Company") effected the conversion of an aggregate of 750,000 shares of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), into an aggregate of 750,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to the conversion terms of the Series A Preferred Stock.

The converting holders, each of whom is an officer, director and greater-than-ten-percent beneficial owner of the Company, were as follows:

Holder	Series A Preferred Shares Converted	Common Shares Issued	Series A Preferred Shares Remaining
James Jarmin Kaltsas	250,000	250,000,000	1,000,000
Alfreddie Johnson	250,000	250,000,000	1,000,000
Willis Jerome Pumphrey Jr.	250,000	250,000,000	1,000,000

The Registrant has recently issued shares pursuant to agreements with Coventry Enterprises LLC and CFI Capital, LLC.

These conversions and issuances were exempt from registration under the Securities Act of 1933, as amended, by reason of Section 4(a)(1) thereof as issuances by an issuer not involving any public offering. All securities issued in such transactions included an appropriate restrictive legend.

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Item 16. Exhibits.

Exhibit
Number*	Title of Document	Location
3.01	Articles of Incorporation	Incorporated by reference to like number exhibit to the Registrant s Form 10 filed February 23, 2026
3.02	Amended and Restated Bylaws	Incorporated by reference to like number exhibit to the Registrant s Form 10 filed February 23, 2026
3.03	Amended and Restated Designation of Series A Preferred Stock	Incorporated by reference from our Current Report on Form 8-K dated June 29, 2026
Incorporated by reference from our Current Report on Form 8-K filed May 8, 2015
4.01	Specimen stock certificate	To be filed by amendment
5.01	Opinion of Frank J Hariton, Esq.	Filed herewith
10.1	Agreements related to the Acquisition of Happy Traps, LLC	Incorporated by reference to like number exhibit to the Registrant s Form 10 filed February 23, 2026
10.2	Consulting Agreement with Summit Capital Group, LLC	Incorporated by reference to like number exhibit to the Registrant s Form 10 filed February 23, 2026
10.3	Promissory Note issued by Barrel Energy, Inc. to Coventry Enterprises, LLC, dated July 29, 2026.	Incorporated by reference to exhibits to the Registrant s Form 8-K Filed August 10, 2026
10.4	Common Stock Purchase Pre-Funded Warrant issued to Coventry Enterprises, LLC, dated July 29, 2026.	Incorporated by reference to exhibits to the Registrant s Form 8-K Filed August 10, 2026
10.5	Note Purchase Agreement between Barrel Energy, Inc. and Coventry Enterprises, LLC, dated July 29, 2026.	Incorporated by reference to exhibits to the Registrant s Form 8-K Filed August 10, 2026
10.6	Common Stock Purchase Agreement between Barrel Energy, Inc. and Coventry Enterprises, LLC, dated July 29, 2026.	Incorporated by reference to exhibits to the Registrant s Form 8-K Filed August 10, 2026
10.7	Registration Rights Agreement between Barrel Energy, Inc. and Coventry Enterprises, LLC, dated July 29, 2026.	Incorporated by reference to exhibits to the Registrant s Form 8-K Filed August 10, 2026
10.8	Securities Purchase Agreement between Barrel Energy, Inc. and CFI Capital LLC, dated August 21, 2026.	Incorporated by reference to exhibits to the Registrant s Form 8-K Filed August 25, 2026
10.9	6% Convertible Promissory Note issued to CFI Capital, LLC.	Incorporated by reference to exhibits to the Registrant s Form 8-K Filed August 25, 2026
14	Code of Ethics.	Incorporated by reference to like numbered Exhibit to the Registrant s Form 10 filed February 23, 2026
21.01	Schedule of Subsidiaries All 100% owned Happy Traps, LLC a Maine limited liability Company
23.1	Shah Teelani & Associates Chartered Accountants	Filed herewith
23.2	Consent of Frank J. Hariton, Esq. (included in Exhibit 5.1)	Filed Herewith
107	Calculation of filing fee table	Filed Herewith

*Schedules and attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Las Vegas, State of Nevada on September 11, 2026.

BARREL ENERGY, INC.

/s/ Janin Kaltsas
Janin Kaltsas, CEO
Principal Executive Officer, Principal Financial Officer, and Principal Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Janin Kaltsas his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Jannin Kaltsas	Chief Executive Officer and Director	September 11, 2026

Lester Parris	Chairman / Director	September 11, 2026

Alfreddie Johnson	Treasurer / Director	September 11, 2026

Willis Pumohrey	Secretary / Director	September 11, 2026

Shane Bobb	Director	September 11, 2026

Mbi Mbaoeh	Director	September 11, 2026

Lyndell PaiTis	Director	September 11, 2026

Sherien Almufti	Director	September 11, 2026

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